                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report:


                                  July 2, 2001
                                  -------------

                                rStar Corporation
                                -----------------
               (Exact Name of Registrant as Specified in Charter)


                  Delaware                  0-27029             91-1836242
                  --------                  -------             ----------
         (State of Incorporation)   (Commission File Number)    (IRS Employer
                                                              Identification No.)

                        3000 Executive Parkway, Suite 150
                           San Ramon, California 94583
                           ---------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (925) 543-0300
                                 --------------
                         (Registrant's telephone number)

          (Former name or former address, if changed since last report)

ITEM  5.     OTHER EVENTS.

         On June 27, 2001, rStar Corporation (the "Company") received a notice from the Nasdaq National Market (the "NNM") advising the Company that because the Company failed to maintain a minimum bid price of at least $1.00 per share in accordance with Nasdaq Marketplace Rule 4450(a)(5), the NNM had determined to delist the Company's common stock from the NNM, effective at the opening of business on July 6, 2001, unless the Company requests a hearing prior to that time. The Company intends to request a hearing. The hearing request will stay the delisting of the Company's securities, pending a decision by the Nasdaq Listing Qualification Panel.

         The Company believes that it has taken and can take further steps that may bring it in compliance with NNM's requirements for continued listing on the NNM. There can be no assurance as to when the Nasdaq Listing Qualification Panel will reach its decision, or that such a decision will be favorable to the Company. An unfavorable decision would result in immediate delisting of the Company's common stock from the NNM irrespective of the Company's ability to appeal the decision. If delisted, the Company expects to pursue other alternatives including seeking to have its shares quoted on the Over the Counter Bulletin Board.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)          Exhibits

Exhibit No.  Description
-----------  -----------
     99.1    Press Release, dated June 29, 2001, announcing receipt of the Nasdaq letter regarding potential delisting.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          rStar Corporation



                          By: /s/  Lance Mortensen
                             ---------------------------------------------
                              Lance Mortensen,
                              President, Chief Executive Officer and Chairman of the Board of Directors





Date:  July 2, 2001

Exhibit No.  Description
-----------  -----------
    99.1     Press Release, dated June 29, 2001, announcing receipt of the Nasdaq letter regarding potential delisting.